                                                                    Exhibit 3.49

                           ARTICLES OF INCORPORATION
                                       OF
                        HOME DIALYSIS OF COLUMBUS, INC.


     The undersigned, desiring to form a corporation for profit under the Ohio General Corporation Law, states as follows:

     FIRST:    The name of the corporation is Home Dialysis of Columbus, Inc.
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     SECOND:   The location of its principal office is the City of Columbus,
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Franklin County, Ohio.

     THIRD:    It is the purpose of the corporation to engage in any lawful act
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or activity for which corporations may be formed under the General Corporation
Law of the State of Ohio.

     FOURTH:   The authorized number of shares of the corporation is Eight
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Hundred Fifty (850) Common Shares without par value.

     FIFTH:    The amount of stated capital with which the corporation will
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begin business is Five Hundred Dollars ($500.00).

     SIXTH:    The corporation, by action of the Board of Directors and without
     -----
action by the shareholders, may purchase its shares for the purposes and to the extent permitted by law.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16/th/ day of January, 1995.

                                 /s/ Reeve W. Kelsey
                                 --------------------------------------
                                 Reeve W. Kelsey, Incorporator

                    ORIGINAL APPOINTMENT OF STATUTORY AGENT
                    ---------------------------------------


     The undersigned, being the sole incorporator of Home Dialysis of Columbus, Inc., hereby appoints Henry L. Wehrum, a natural person resident in the State of Ohio, upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His complete address is 111 W. Third Avenue, Columbus, Franklin County, Ohio 43201.

                              HOME DIALYSIS OF COLUMBUS, INC.


                              By: /s/ Reeve W. Kelsey
                                  --------------------------------------
                                     Reeve W. Kelsey, Incorporator


                                              Columbus, Ohio
                                              January ___, 1995


HOME DIALYSIS OF COLUMBUS, INC.:

     Gentlemen: I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.

                                  /s/ Henry L. Wehrum
                                  --------------------------------------
                                  Henry L. Wehrum